Exhibit 99.1

Ginkgo Bioworks Reports First Quarter 2024 Financial Results

Ginkgo announces several initiatives to accelerate path to Adjusted EBITDA breakeven by end of 2026
Initiatives include a reduction of $200 million in annualized run-rate operating expenses by mid-2025, with anticipated substantial reduction occurring in 2024
BOSTON, Mass – May 9, 2024 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the first quarter ended March 31, 2024. The update, including a webcast slide presentation with additional details on the first quarter and supplemental financial information, will be available at investors.ginkgobioworks.com.

First Quarter 2024 Financial Results
•First quarter 2024 Total revenue of $38 million, down from $81 million in the comparable prior year period, a decrease of 53% primarily driven by the expected ramp down of K-12 testing in Ginkgo’s Biosecurity segment
◦First quarter 2024 Cell Engineering revenue of $28 million, down from $34 million in the comparable prior year period, a decrease of 18% driven by a decline in revenue from early stage customers partially offset by growth from large/enterprise customers
◦First quarter 2024 Biosecurity revenue of $10 million with gross profit margin of 8% is reflective of the early stages of transition to a more recurring business model
•First quarter 2024 Loss from operations of $(178) million (inclusive of stock-based compensation expense of $42 million), compared to Loss from operations of $(216) million (inclusive of stock-based compensation expense of $75 million) in the comparable prior year period
•First quarter 2024 Adjusted EBITDA of $(100) million remained flat year over year as the decrease in Total revenue was offset by a decrease in operating expenses
•Cash and cash equivalents balance as of the end of the first quarter of $840 million

“Ginkgo is an increasingly important part of the biotech ecosystem, and we are taking decisive action to keep it that way,” said Jason Kelly, co-founder and CEO of Ginkgo. “We’ve demonstrated that we can serve a large number of diverse programs on a common platform, but I’m disappointed in our revenues in Q1. This trend needs to change, and we are simplifying both what we sell to customers and how we do the work that drives revenue at Ginkgo. Fortunately, we have the experience to know which types of programs are most efficient to run on our lab automation and can use this knowledge to further consolidate our Foundry operations and footprint into Biofab1, our new fully integrated lab data center, which is expected to open in mid-2025. We are also simplifying our transaction terms in many instances as the benefits of our IP and downstream value terms were not worth the cost of slowing our commercial activity. With these changes, we are targeting reaching adjusted EBITDA breakeven by the end of 2026, while seeking to reduce interim burn substantially to maintain a strong margin of safety throughout this transformation, supported by our $840 million cash balance and no bank debt.”

Recent Business Highlights & Strategic Positioning
•Cell Engineering business seeing opportunities to simplify operations, with a focus on more profitable and scalable programs
◦Added 17 new Cell Programs to the Foundry platform in Q1 2024, representing 31% growth over the prior year period

◦Expanded partnership with Novo Nordisk, creating a flexible model to allow projects to launch more quickly across several areas of interest in their portfolio
◦Introduced Lab Data as a Service (“LDaaS”) offering to meet market demand for high quality training data for AI (“lab in the loop”) and more modular R&D workflows
•Ginkgo Biosecurity continues to gain traction on an international scale
◦Awarded a grant from the Bill & Melinda Gates Foundation to build an open-access, AI-enabled forecasting model for global measles outbreaks to empower proactive public health measures
◦Announced Ginkgo’s new biosecurity products, Ginkgo Canopy and Ginkgo Horizon. Ginkgo Canopy is our end-to-end system to monitor key nodes across the world for biothreats while Ginkgo Horizon enables global situational awareness and informs critical decisions through AI-powered multi-source data integration, analysis, and forecasting. With these products, Ginkgo is allowing customers to access biosecurity data feeds on a subscription basis and is building a true common operating picture for biothreats.

Plan to Achieve Adjusted EBITDA Breakeven and Updated Full Year 2024 Guidance
•Ginkgo announced a plan to achieve Adjusted EBITDA break-even by the end of 2026 on an annualized run-rate basis. The plan includes the following:
◦A target reduction in annualized run-rate operating expenditures of $200 million by mid-2025, driven by:
▪Consolidation of Foundry operations into a small number of core facilities, including Biofab1. If successful, including assumptions around the ability to terminate and/or sublease excess space, Ginkgo could reduce physical footprint and associated expenses by up to 60%
▪A reduction in labor expenses of at least 25%, across both G&A and R&D functions, including a reduction in force
◦Initiatives to simplify and standardize the nature of customer programs on the Foundry platform, including launching Lab Data as a Service and modular offerings, to drive a reduction in manual R&D support and increased use of Ginkgo’s high throughput, flexible automation
•Given the changes described above, including planned changes to our deal structures, we believe new Cell Programs as currently defined is no longer the most relevant metric for the business. That being said, Ginkgo does expect to add at least 100 new customer projects in 2024, comprising traditional Cell Programs as well as new offerings, including Lab Data as a Service.
•Ginkgo will share additional perspectives and its plan to achieve Adjusted EBITDA breakeven on the webcast.
•Ginkgo expects Total revenue of $170-$190 million in 2024
◦Ginkgo revised its expectation for Cell Engineering services revenue to $120-140 million in 2024. This guidance reflects a weaker than expected revenue ramp during the year, uncertainty relating to the timing of technical milestones, and the potential near-term impact of the restructuring actions described above. This guidance excludes the impact of any potential downstream value share as well as potential upside from new service offerings.
◦Ginkgo continues to expect Biosecurity revenue in 2024 of at least $50 million, representing the approximate current contracted backlog, with potential upside from additional opportunities in the pipeline

Conference Call Details
Ginkgo will host a videoconference today, Thursday, May 9, 2024, beginning at 5:30 p.m. ET. The presentation will include an overview of first quarter financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.
Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 312 626 6799 (Chicago)
+1 669 900 6833 (San Jose)
+1 253 215 8782 (Tacoma)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)

Webinar ID: 942 0961 7144

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks) or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, including with respect to our balance sheet and cash runway, current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining adjusted EBITDA breakeven and profitability, the timing of opening Biofab1 and anticipated impacts on our results, our planned reduction in workforce and anticipated impacts thereof, our planned site consolidation and the potential financial impact thereof, opportunities for and timing of increased operational efficiency and the expected impact on our operational expenditures, our manufacturing capabilities, potential customer success, including successful application of our offerings by our customers, the capabilities and potential operational and financial success of our acquisitions, partnerships and collaborations, and expected timing thereof, expectations with regard to revenue, the nature of such revenue and any related downstream value share associated with such revenue, funding that is contingent upon Ginkgo’s achievement of milestones, expenses, including our stock-based compensation expenses, our full year 2024 outlook, the expansion, timing and potential capabilities of our bioradar network and the national biodefense strategy, plans to develop and deploy AI tools for biology and biosecurity for both internal use and external release, including the expected timing thereof, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would,"

"will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development or commercialization success of our customers, and (xi) the potential negative impact on our business of our planned reduction in force or the failure to realize the anticipated savings associated therewith. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 29, 2024 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of March 31,	As of March 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$ 840,440	$ 944,073
Accounts receivable, net	24,189	17,157
Accounts receivable - related parties	370	742
Prepaid expenses and other current assets	38,021	39,777
Total current assets	903,020	1,001,749
Property, plant, and equipment, net	195,992	188,193
Operating lease right-of-use assets	220,785	206,801
Investments	76,021	78,565
Intangible assets, net	77,407	82,741
Goodwill	47,909	49,238
Other non-current assets	60,627	58,055
Total assets	$ 1,581,761	$ 1,665,342
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 26,995	$ 9,323
Deferred revenue	33,612	44,486
Accrued expenses and other current liabilities	108,436	110,051
Total current liabilities	169,043	163,860
Non-current liabilities:
Deferred revenue, net of current portion	166,067	158,062
Operating lease liabilities, non-current	234,497	221,835
Other non-current liabilities	24,884	24,433
Total liabilities	594,491	568,190
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	202	199
Additional paid-in capital	6,445,058	6,385,997
Accumulated deficit	(5,456,439)	(5,290,528)
Accumulated other comprehensive loss	(1,551)	1,484
Total stockholders’ equity	987,270	1,097,152
Total liabilities and stockholders’ equity	$ 1,581,761	$ 1,665,342

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2024	2023
Cell Engineering revenue	$ 27,889	$ 34,096
Biosecurity revenue:
Product	—	11,666
Service	10,055	34,940
Total revenue	37,944	80,702
Costs and operating expenses:
Cost of Biosecurity product revenue	—	4,541
Cost of Biosecurity service revenue	9,202	17,834
Research and development (1)	136,457	162,639
General and administrative (1)	70,287	111,433
Total operating expenses	215,946	296,447
Loss from operations	(178,002)	(215,745)
Other income (expense):
Interest income, net	11,711	14,545
Loss on equity method investments	—	(1,449)
Loss on investments	(2,544)	(6,370)
Change in fair value of warrant liabilities	940	1,204
Other income, net	2,015	2,928
Total other income (expense)	12,122	10,858
Loss before income taxes	(165,880)	(204,887)
Income tax expense	31	82
Net loss	$ (165,911)	$ (204,969)
Net loss per share, basic and diluted	$ (0.08)	$ (0.11)
Weighted average common shares outstanding:
Basic	2,004,460	1,914,963
Diluted	2,005,336	1,916,637
Comprehensive loss:
Net loss	$ (165,911)	$ (204,969)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(3,035)	1,018
Total other comprehensive (loss) income	(3,035)	1,018
Comprehensive loss	$ (168,946)	$ (203,951)

(1)Total stock-based compensation expense, inclusive of employer payroll taxes, was allocated as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Research and development	$ 24,120	$ 47,541

General and administrative	18,277	27,659
Total	$ 42,397	$ 75,200

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$ (165,911)	$ (204,969)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,869	18,958
Stock-based compensation	40,782	72,986
Loss on investments and equity method investments	2,544	7,819
Change in fair value of warrant liabilities	(940)	(1,204)
Change in fair value of contingent consideration liability	(926)	5,177
Non-cash lease expense	5,637	8,039
Non-cash in-process research and development	16,816	—
Other non-cash activity	(442)	1,121
Changes in operating assets and liabilities:
Accounts receivable	(6,770)	(526)
Prepaid expenses and other current assets	1,154	7,442
Operating lease right-of-use assets	—	2,665
Other non-current assets	(707)	(2,036)
Accounts payable, accrued expenses and other current liabilities	10,871	19,080
Deferred revenue, current and non-current	(2,912)	(17,233)
Operating lease liabilities, current and non-current	(4,097)	(8,521)
Other non-current liabilities	2,773	617
Net cash used in operating activities	(89,259)	(90,585)
Cash flows from investing activities:
Purchases of property and equipment	(6,710)	(19,441)
Business acquisition	(5,400)	—
Other	—	27
Net cash used in investing activities	(12,110)	(19,414)
Cash flows from financing activities:
Proceeds from exercise of stock options	70	12
Principal payments on finance leases	(294)	(322)
Contingent consideration payment	(621)	—
Payment of equity issuance costs	—	(578)
Net cash used in financing activities	(845)	(888)

Effect of foreign exchange rates on cash and cash equivalents	(157)	(26)
Net decrease in cash, cash equivalents and restricted cash	(102,371)	(110,913)

Cash and cash equivalents, beginning of period	944,073	1,315,792
Restricted cash, beginning of period	45,511	53,789
Cash, cash equivalents and restricted cash, beginning of period	989,584	1,369,581

Cash and cash equivalents, end of period	840,440	1,206,086
Restricted cash, end of period	46,773	52,582
Cash, cash equivalents and restricted cash, end of period	$ 887,213	$ 1,258,668

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss	$ (165,911)	$ (204,969)
Interest income, net	(11,711)	(14,545)
Income tax expense	31	82
Depreciation and amortization	12,869	18,958
EBITDA	(164,722)	(200,474)
Stock-based compensation (1)	42,397	75,200
Loss on equity method investments	—	1,449
Loss on investments	2,544	6,370
Change in fair value of warrant liabilities	(940)	(1,204)
Merger and acquisition related expenses (2)	19,265	18,662
Change in fair value of convertible notes	1,326	(44)
Adjusted EBITDA	$ (100,130)	$ (100,041)

(1)Includes $1.6 million and $2.2 million in employer payroll taxes for the three months ended March 31, 2024 and 2023, respectively.

(2)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, (iv) acquired intangible assets expensed as in-process research and development, and (v) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs, net of insurance recovery.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Cell Engineering	$ 27,889	$ 34,096
Biosecurity	10,055	46,606
Total revenue	37,944	80,702
Segment cost of revenue:
Biosecurity	9,202	22,375
Segment research and development expense:
Cell Engineering	100,101	98,522
Biosecurity	120	567
Total segment research and development expense	100,221	99,089
Segment general and administrative expense:
Cell Engineering	40,232	61,692
Biosecurity	11,951	13,956
Total segment general and administrative expense	52,183	75,648
Segment operating (loss) income:
Cell Engineering	(112,444)	(126,118)
Biosecurity	(11,218)	9,708
Total segment operating loss	(123,662)	(116,410)
Operating expenses not allocated to segments:
Stock-based compensation (1)	42,397	75,200
Depreciation and amortization	12,869	18,958
Change in fair value of contingent consideration liability	(926)	5,177
Loss from operations	$ (178,002)	$ (215,745)

(1)Includes $1.6 million and $2.2 million in employer payroll taxes for the three months ended March 31, 2024 and 2023, respectively.